UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2006

BPI Energy Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32695	75-3183021

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30775 Bainbridge Road, Suite 280, Solon, Ohio	44139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 248-4200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
ITEM 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Settlement and Mutual Release Agreement
EX-10.2 Purchase and Sale Agreement
EX-10.3 Termination Agreement
EX-99.1 Press Release

Item 1.01 Entry into a Material Definitive Agreement
On June 23, 2006, BPI Energy, Inc. (the “Company”), a wholly-owned subsidiary of BPI Energy Holdings, Inc. (the “Registrant”), entered into a Settlement and Mutual Release Agreement with Colt LLC (“Colt”), AFC Coal Properties, Inc. (“AFC”), American Premier Underwriters, Inc. (“APU”) and Central States Coal Reserves of Illinois, LLC (“Central States”). These parties were defendants in a lawsuit filed by the Company on March 15, 2006 relating to the Registrant’s Southern Illinois Basin Project.
The Settlement and Mutual Release Agreement provides that all parties to the lawsuit will release all of the other parties from any claims they may have had against each other. In addition, as conditions precedent to the settlement of claims, the Company (i) paid Colt LLC $3,000,000; (ii) acknowledged that the Oil, Gas and Coal Bed, Methane Gas Lease dated April 3, 2001, as amended (the “Lease”) had lapsed and surrendered any interest it had in the Lease; and (iii) received a quitclaim deed from Colt LLC covering a 10,000 acre portion of the 43,000 acres previously covered by the Lease.
Contemporaneously with the execution of the Settlement and Mutual Release Agreement, the Company entered into a Purchase and Sale Agreement with Colt thereby acquiring ownership of the coalbed methane (CBM) estate covering approximately 10,000 of the 43,000 acres previously covered by the Lease. This acreage includes all of the currently producing CBM wells and proved reserves at the Registrant’s Southern Illinois Basin Project. The quitclaim deed executed by Colt provides that CBM operations take priority over coal mining operations for as long as CBM is being produced from the covered acreage. However, Colt has the right to acquire any CBM wells located in these 10,000 acres. If Colt exercises this option, they will be required to (i) to immediately plug any such well so acquired and (ii) pay the fair market value (as established by a mutually agreed upon expert) of such well.
As an additional condition precedent to the execution of the Settlement and Mutual Release Agreement, the parties entered into a Termination Agreement that is more fully described under Item 1.02 below.
ITEM 1.02 Termination of a Material Definitive Agreement
On June 23, 2006, in connection with the Settlement and Mutual Release Agreement discussed above, the Company entered into a Termination Agreement with Colt, AFC, APU and Central States (collectively with the Company, the “Parties”) to acknowledge the termination and lapse of the Oil, Gas and Coalbed Methane Gas Lease, dated as of April 3, 2001 and amended as of November 23, 2004, among the Parties. All of the Parties agreed to discharge and release each of the other Parties from any and all obligations under the Lease.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.1	Settlement and Mutual Release Agreement, dated June 23, 2006, by and among BPI Energy, Inc., for itself and as successor by merger or otherwise to Methane Management, Inc. and BPI Industries Inc., Colt LLC, AFC Coal Properties, Inc., American Premier Underwriters, Inc. and Central States Coal Reserves of Illinois, LLC.

10.2	Purchase and Sale Agreement, dated June 23, 2006, by and between Colt LLC and BPI Energy, Inc.

10.3	Termination Agreement, dated June 23, 2006, by and between BPI Energy, Inc., for itself and as successor by merger or otherwise to Methane Management, Inc. and BPI Industries Inc., Colt LLC, AFC Coal Properties, Inc., American Premier Underwriters, Inc. and Central States Coal Reserves of Illinois, LLC, for itself and its predecessor Peabody Development Land Holdings, LLC.

99.1	Press Release of BPI Energy Holdings, Inc. dated June 23, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPI Energy Holdings, Inc.
By:	/s/ George J. Zilich
George J. Zilich
Chief Financial Officer and General Counsel

Date: June 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1
Settlement and Mutual Release Agreement, dated June 23, 2006, by and among BPI Energy, Inc., for itself and as successor by merger or otherwise to Methane Management, Inc. and BPI Industries Inc., Colt LLC, AFC Coal Properties, Inc., American Premier Underwriters, Inc. and Central States Coal Reserves of Illinois, LLC.

10.2	Purchase and Sale Agreement, dated June 23, 2006, by and between Colt LLC and BPI Energy, Inc.

10.3
Termination Agreement, dated June 23, 2006, by and between BPI Energy, Inc., for itself and as successor by merger or otherwise to Methane Management, Inc. and BPI Industries Inc., Colt LLC, AFC Coal Properties, Inc., American Premier Underwriters, Inc. and Central States Coal Reserves of Illinois, LLC, for itself and its predecessor Peabody Development Land Holdings, LLC.

99.1	Press Release of BPI Energy Holdings, Inc. dated June 23, 2006.